EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Regulation A Offering Statement No. 024-10704 on Form 1-A/A (“Offering Statement”) of our report dated May 15, 2017 relating to the consolidated financial statements of Chicken Soup for the Soul Entertainment, Inc. and Subsidiary appearing in the Offering Statement, and to the reference to us under the heading “Experts” in such Offering Statement.

/s/ Rosenfield and Company, PLLC

Orlando, Florida

July 7, 2017